As filed with the Securities and Exchange Commission on February 8, 2001

                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           ------------------------

                            Lowe's Companies, Inc.
            (Exact name of registrant as specified in its charter)

North Carolina                                                   56-0578072
(State or other jurisdiction of                               (I.R.S. Employer
incorporation)                                               Identification No.)

                                P. O. Box 1111
                    North Wilkesboro, North Carolina  28656
                                (336) 658-4000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

                              Stephen A. Hellrung
             Senior Vice President, General Counsel and Secretary
                            Lowe's Companies, Inc.
                            1605 Curtis Bridge Road
                       Wilkesboro, North Carolina  28697
                                (336) 658-5445
           (Name, address, including zip code, and telephone number)

                                   Copy to:
                             Lathan M. Ewers, Jr.
                               Hunton & Williams
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8269

                           ------------------------

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this registration statement.
                           ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. /_/
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                 Proposed maximum    Proposed maximum
           Title of each class                Amount to be        offering price    aggregate offering        Amount of
    of securities to be registered(1)       registered(2)(3)      per unit(3)(4)     price(2)(3)(4)(5)   registration fee(6)
-----------------------------------------------------------------------------------------------------------------------------------
Debt securities, preferred stock (par
 value $5.00 per share), depositary
 shares,(7) common stock (par value $.50
 per share), preferred share purchase
 rights,(8) warrants, stock purchase               ---                 ---           $1,500,000,000             $375,000
 contracts and stock purchase units.
===================================================================================================================================

(1) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and delayed delivery contracts that may be issued by the registrant under which the counterparty may be required to purchase debt securities, preferred stock, depositary shares, preferred share purchase rights, common stock, warrants stock purchase contracts or stock purchase units. In addition, any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) If any debt securities are issued at an original issue discount, then a greater principal amount shall be issued to result in an aggregate initial offering price of $1,500,000,000. In no event will the aggregate initial offering price of debt securities, preferred stock, depositary shares, preferred share purchase rights, common stock, warrants, stock purchase contracts and stock purchase units issued under this registration statement and not previously registered under the Securities Act of 1933 exceed $1,500,000,000.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(5) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion or exercise of, other securities registered hereunder.
(6) Calculated pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.
(7) Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing the fractional interests, and the shares will be issued to the depositary bank under the deposit agreement.
(8) The rights to purchase Participating Cumulative Preferred Stock, Series A, will be attached to and trade with shares of the common stock.

                       --------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2001

Prospectus
[Lowe's Logo]


                            Lowe's Companies, Inc.

                                $1,500,000,000

                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                                 Common Stock
                                   Warrants
                           Stock Purchase Contracts
                             Stock Purchase Units

                             --------------------

     We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

                             --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             --------------------

     The information in this prospectus is not complete and may change. We cannot sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                             --------------------

               This prospectus is dated _________________, 2001

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000.

     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in the prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's following public reference facilities:

Public Reference Room         New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.        7 World Trade Center          Citicorp Center
Room 1024                     Suite 1300                    500 West Madison Street
Washington, D.C. 20549        New York, New York 10048      Suite 1400
                                                            Chicago, Illinois 60661-2511

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus constitutes part of a registration statement on Form S-3 filed by Lowe's under the Securities Act of 1933. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.


                INCORPORATION OF INFORMATION FILED WITH THE SEC

     The SEC allows us to "incorporate by reference" in this prospectus the information we file with the SEC, which means:

     .    incorporated documents are considered part of this prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . our filings with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated.

     The following documents filed by Lowe's with the SEC (file No. 1-7898) are incorporated herein by reference and made a part hereof: (i) Lowe's Annual Report on Form 10-K for the fiscal year ended January 28, 2000; (ii) Lowe's Quarterly Reports on Form 10-Q for the quarters ended April 28, 2000, July 28, 2000 and October 27, 2000; (iii) Lowe's Current Reports filed on Form 8-K on June 8, 2000 and December 20, 2000; and (iv) the description of Lowe's common stock and preferred stock purchase rights contained in Lowe's registration statements on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     You can obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC's web site or at the addresses listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:


                            T. Carson Anderson, IV
                            Lowe's Companies, Inc.
                            1605 Curtis Bridge Road
                       Wilkesboro, North Carolina 28697
                  Telephone: (336) 658-4385 or (888) 34LOWES


     We also incorporate by reference each of the following documents that we will file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the securities offered by this prospectus:

     .    reports filed under Section 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                 WARNING REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Some of the things that could cause our actual results to differ substantially from our expectations are:

     . Our sales are dependent upon the general economic health of the country, the level of repairs, remodeling and additions to existing homes, commercial building activity, and the availability and cost of financing. An economic downturn can impact sales because much of our inventory is purchased for discretionary projects, which can be delayed.

     . Our expansion strategy may be affected by environmental regulations, local zoning issues and delays. As we expand into major metropolitan areas, the availability and development of land, and more stringent land use regulations than we have traditionally experienced, may result in lengthening timelines for the opening of our stores.

     . Many of our products are commodities whose prices fluctuate erratically within an economic cycle, a condition true of lumber and plywood.

     . Our business is highly competitive, and as we expand to larger markets, and to the Internet, we may face new forms of competition which do not exist in some of the markets we have traditionally served.

     . The ability to continue our everyday competitive pricing strategy and provide the products that consumers want depends on our vendors providing a reliable supply of inventory at competitive prices.

     . On a short-term basis, weather may affect sales of product groups like lawn and garden, lumber, and building materials.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     You should carefully read this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as information that we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                  THE COMPANY


     Lowe's Companies, Inc. is the world's second largest home improvement retailer competing in a highly fragmented $400 billion industry. We serve more than four million do-it-yourself and commercial business customers weekly through more than 650 stores in 40 states. At the end of the third quarter 2000, our retail square footage totaled approximately 64 million square feet. Headquartered in Wilkesboro, North Carolina, our 55-year-old company employs over 100,000 people. We anticipate opening 115 to 125 stores, which includes relocating 10 to 15 older, smaller format stores, under our 2001 expansion plan.

     Lowe's gives back to the communities it serves through programs and volunteer involvement. Lowe's contributes regularly to nonprofit organizations in towns and cities throughout Lowe's territory. Through the "Lowe's Heroes" programs and Lowe's Home Safety Council, Lowe's provides civic groups help with public safety projects and shares important home safety and fire prevention information with neighborhoods across the country.

     Lowe's is incorporated in North Carolina and has been a publicly held company since October 10, 1961. Our stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the London Stock Exchange with shares trading under the ticker symbol LOW.

                                USE OF PROCEEDS

     Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities:

     . to finance the purchase of land, buildings and equipment for new and existing stores,

     .    to repay indebtedness,

     .    to repurchase our outstanding securities, and

     .    for other general corporate purposes.

     We may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the proceeds with banks.

                      RATIO OF EARNINGS TO FIXED CHARGES

     Lowe's historical ratio of earnings to fixed charges is shown in the table below. "Earnings" consists of income before income taxes and fixed charges. "Fixed charges" consists of interest on indebtedness (including capitalized interest) and a share of rental expense deemed to be representative of interest.

                              Nine Months Ended                                 Fiscal Years Ended On
                         --------------------------      -----------------------------------------------------------------
                           10/27/00     10/29/99            1/28/00      1/29/99      1/30/98      1/31/97      1/31/96
                           --------     --------            -------      -------      -------      -------      -------
Ratio of earnings to
 fixed charges....          7.44          6.77                6.50         5.86         5.95         5.79         5.25

                      DESCRIPTION OF OUR DEBT SECURITIES

     The following description sets forth general terms and provisions of the debt securities that we may offer with this prospectus. We will provide additional terms of the debt securities in a prospectus supplement.

     As required by federal law for all publicly offered notes and debentures, the debt securities that we offer with this prospectus are governed by documents called "indentures." We will issue senior debt securities under an Amended and Restated Indenture, dated as of December 1, 1995, between Lowe's and Bank One, N.A., (formerly known as The First National Bank of Chicago), as trustee. We refer to this indenture as the "Senior Indenture." We will issue our subordinated debt securities under the Indenture between Lowe's and The Bank of New York, as trustee. We refer to this indenture as the "Subordinated Indenture." As trustees, Bank One and The Bank of New York serve two roles. First, the trustees can enforce your rights against us should we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.

     Below, we describe the indentures and summarize some of their provisions. However, we have not described every aspect of the debt securities. You should refer to the actual indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the indentures. In addition, we also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those sections or defined terms into this prospectus or the prospectus supplement. Unless we state otherwise, the section numbers refer to the applicable sections for both indentures.

     The indentures are exhibits to the registration statement. See "WHERE YOU CAN FIND MORE INFORMATION" for information on how to obtain a copy of the indentures for your review.

General Terms of Our Debt Securities.

     The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series. (Section 301). In addition, neither the indentures nor the debt securities will limit or otherwise restrict the amount of senior indebtedness that we or our subsidiaries may incur. "Senior Indebtedness" is defined below in the subsection "Subordination of Our Subordinated Debt Securities."

     Under the Senior Indenture, we have outstanding:

     .    $500 million of 7 1/2% Senior Notes due December 15, 2005,

     .    $500 million of 8 1/4% Senior Notes due June 1, 2010,

     .    $100 million of Senior Notes due December 15, 2005,

     . $268 million of Medium Term Notes, Series B, at rates ranging from 6.70% to 7.61% with final maturities ranging from September 1, 2007 to May 15, 2037,

     .    $300 million of 6 7/8% Debentures due February 15, 2028, and

     .    $400 million of 6 1/2% Debentures due March 15, 2029.

     We have outstanding under a separate senior indenture an additional $121 million of Medium Term Notes, Series A, at rates ranging from 7.08% to 8.20% and with final maturities from February 12, 2001 to January 11, 2023.

     The senior debt securities will be our unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The senior debt securities will be subordinated to our secured indebtedness and that of our subsidiaries and to any unsecured, unsubordinated indebtedness of our subsidiaries. In other words, if we should default on our debt, we will not pay on the senior debt securities until we have fully paid off our secured indebtedness and that of our subsidiaries and any unsecured, unsubordinated indebtedness of our subsidiaries. At December 29, 2000, we had $201.6 million of secured indebtedness outstanding and $2,319.5 million of unsecured indebtedness outstanding. At December 29, 2000, our subsidiaries had $126.3 million of secured unsubordinated indebtedness outstanding.

     The subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to all senior indebtedness.

     The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the indenture applicable to the issue of debt securities, will be described in the prospectus supplement. This description will contain all or some of the following as applicable:

     .    the title of the debt security;

     .    the aggregate principal amount and denominations;

     .    the maturity or maturities;

     .    the price that we will receive from the sale of the debt securities;

     . the interest rate or rates, or their method of calculation, to be established for the debt securities, which rate or rates may vary from time to time;

     . the date or dates on which principal of the debt securities is payable;

     . the date or dates from which interest on the debt securities will accrue and the payment and record date or dates for payments of interest or the methods by which any such dates will be determined;

     . the place or places where principal of, premium, if any, and interest, if any, on the debt securities is payable;

     . the terms of any sinking fund and analogous provisions with respect to the debt securities;

     . the respective redemption and repayment rights, if any, of Lowe's and of the holders of the debt securities and the related redemption and repayment prices and any limitations on the redemption or repayment rights;

     . any provisions relating to the conversion or exchange of the debt securities;

     . any addition to or change in the affirmative or negative covenants, if any, to be imposed upon us relating to any of the debt securities;

     . any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on behalf of the holders thereof or the Company or an affiliate;

     . whether the debt securities are to be issuable initially in temporary global form and whether any such debt securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange the interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

     . the listing of the debt securities on any securities exchange or inclusion in any other market or quotation or trading system;

     . any other specific terms, conditions and provisions of the debt securities; and

     . the conversion price and other terms of any debt securities that a holder may convert into our common stock before our redemption, repayment or repurchase of those convertible debt securities.

     Unless the prospectus supplement provides differently, the trustees will pay the principal of and any premium and interest on the debt securities and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities. (Sections 305 and 1002).

     Unless the prospectus supplement provides differently, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. There will be no service charge for any registration of transfer or exchange of the debt securities, although we may require that purchasers of the debt securities pay any tax or other governmental charge associated with the registration. (Sections 302 and 305).

     We may issue debt securities as Original Issue Discount Securities, as defined in the indentures, to be sold at a substantial discount below their principal amount. The prospectus supplement will describe any special federal income tax and other considerations applicable to these securities.

Covenants Applicable to Our Senior Debt Securities.

     Unless stated otherwise in the applicable prospectus supplement, senior debt securities will have the benefit of the following covenants, and subordinated debt securities will not. We have defined several capitalized terms used in this section in the subsection below entitled "Definitions of Key Terms in the Senior Indenture." Capitalized terms not defined there are defined in the Senior Indenture.

  Restrictions on Debt.

     The Senior Indenture provides that as long as we have any senior debt securities outstanding:

     . we will not, and we will not permit any of our subsidiaries to, incur, issue, assume or guarantee any Debt secured by

          -    a Mortgage on any Principal Property of Lowe's or any subsidiary;
               or

          -    any shares of Capital Stock or Debt of any subsidiary,

          unless all outstanding senior debt securities will be secured equally and ratably with the secured Debt, so long as the secured Debt is secured; and

     . we will not permit any of our subsidiaries to incur, issue, assume or guarantee any unsecured Debt or to issue any preferred stock, unless the aggregate amount of all the secured Debt together with the aggregate preferential amount to which the preferred stock would be entitled on any involuntary distribution of assets and all Attributable Debt of Lowe's and our subsidiaries in respect of sale and leaseback transactions would not exceed 10% of our Consolidated Net Tangible Assets.

     This restriction does not apply to the following Debts, which we exclude in computing Debt for the purpose of the restriction:

     . Debt secured by Mortgages on any property acquired, constructed or improved by Lowe's or any subsidiary after December 1, 1995, which Mortgages are created or assumed contemporaneously with, or within 30 months after, the acquisition, or completion of the construction or improvement, or within six months thereafter under a firm commitment for financing arranged with a lender or investor within the 30-month period, to secure or provide for the payment of all or any part of the purchase price of the property or the cost of the construction or improvement incurred after December 1, 1995 or Mortgages on any property existing at the time of its acquisition if any such Mortgage does not apply to any property previously owned by us or any subsidiary other than, in the case of any such construction or improvement, any previously unimproved real property on which the property so constructed, or the improvement, is located;

     . Debt of any corporation existing at the time the corporation is merged with or into Lowe's or a subsidiary;

     . Debt of any corporation existing at the time the corporation becomes a subsidiary;

     .    Debt of a subsidiary or of a subsidiary's subsidiary;

     . Debt, such as industrial reserve bonds, secured by Mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in gross income of the holder; and

     . the extensions, renewals or replacements of any Debt referred to in the above clauses.

     This restriction does not apply to any issuance of preferred stock by a subsidiary to Lowe's or another subsidiary, provided that the preferred stock is thereafter not transferable to any Person other than Lowe's or a subsidiary. (Senior Indenture, Section 1008).

  Restrictions on Sales and Leasebacks.

     The Senior Indenture provides that we will not, and we will not permit any subsidiary to, after December 1, 1995, enter into any transaction involving the sale and subsequent leasing back of Lowe's or any of its subsidiaries of any Principal Property, unless, after giving effect to the sale and leaseback transaction, the aggregate amount of all Attributable Debt with respect to all such transactions plus all Debt to which Section 1008 of the Senior Indenture is applicable, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and there will be excluded in computing Attributable Debt for the purpose of the restriction, Attributable Debt with respect to any sale and leaseback transaction if:

     . the lease in the transaction is for a period (including renewal rights) not exceeding three years;

     . Lowe's or a subsidiary, within 180 days after the transaction, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased under the arrangement or the fair market value of the Principal Property leased at the time of entering into the arrangement (as determined by the Board of Directors) to, with some restrictions, the retirement of our Funded Debt ranking on a parity with or senior to the Senior Debt Securities or the retirement of Funded Debt of a subsidiary;

     . the transaction is entered into before, at the time of, or within 30 months after the later of the acquisition of the Principal Property or the completion of its construction;

     . the lease in the transaction secures or relates to obligations issued by a state, territory or possession or the United States, or any political subdivision thereof, or the District of

          Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in the gross income of the holder; or

     . the transaction is entered into between Lowe's and a subsidiary or between subsidiaries.

(Senior Indenture, Section 1009).


  Definitions of Key Terms in the Senior Indenture.

     The Senior Indenture defines the following terms used in this subsection:

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by the Person under the lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period will be the amount of the rent payable by the lessee with respect to the period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease after the first date upon which it may be so terminated.

     "Capital Stock", as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether the capital stock will be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting
(i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as shown on the most recent balance sheet of Lowe's and our consolidated subsidiaries and computed under generally accepted accounting principles.

     "Debt" means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed.

     "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date at the option of the borrower.

     "Preferred stock" means any class of our stock that has a preference over common stock in respect of dividends or of amounts payable in the event of our voluntary or involuntary liquidation, dissolution or winding up and that is not mandatorily redeemable or repayable, or redeemable or repayable at the option of the Holder, otherwise than in shares of common stock or preferred stock of another class or series or with the proceeds of the sale of common stock or preferred stock.

     "Principal Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling home improvement products or the manufacturing, warehousing or distributing of the products, owned or leased by us or any of our subsidiaries. (Senior Indenture, Section 101).

Subordination of Our Subordinated Debt Securities.

     Our obligations to make any payment on account of the principal of and premium, if any, and interest on the subordinated debt securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Indenture, to all of our senior indebtedness. (Subordinated Indenture, Article 14).

     If we default in the payment of any principal of or any premium or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until we have cured the default, or it is waived or ceases to exist, we will not make or agree to make any direct or indirect payment, in cash, property, securities, by set-off or otherwise, for principal of or any premium or interest on the subordinated debt securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities. (Subordinated Indenture, Section 1401).

     "Senior Indebtedness" is defined in the Subordinated Indenture as:

     . all of our indebtedness for money borrowed or constituting reimbursement obligations with respect to letters of credit and interest or currency swap agreements, including indebtedness secured by a mortgage, conditional sales contract or other lien that is:

          - given to secure all or a part of the purchase price of the property subject to the mortgage, conditional sales contract or other lien thereto, whether given to the vendor of the property or to another, or

          -    existing on property at the time of acquisition thereof;

     . all of our indebtedness evidenced by notes, debentures, bonds or other securities that we sold for money;

     . lease obligations, including but not limited to capitalized lease obligations;

     . all indebtedness of others of the kinds described in either of the preceding first or second clauses and all lease obligations and obligations of others of the kind described in the preceding third clause assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, contingent or otherwise; and

     . all, whether initial or seriatim, renewals, deferrals, increases, extensions or refundings of and modifications to indebtedness of the kinds described in any of the preceding first, second or fourth clauses and all renewals or extensions of leases of the kinds described in either of the preceding third or fourth clauses; unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that the indebtedness, lease, renewal, extension, deferral, increase, modification or refunding is not superior in right of payment to the subordinated debt securities or is expressly subordinated by its terms in right of payment to all of our other indebtedness, including the subordinated debt securities.

     We will first pay in full all senior indebtedness before making any payment or distribution, whether in cash, securities or other property, to holders of subordinated debt securities in the event of:

     . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

     . any proceeding for our voluntary or involuntary liquidation, dissolution or other winding up, whether or not involving insolvency or bankruptcy proceedings;

     .    any assignment by us for the benefit of creditors; or

     .    any other marshalling of our assets.

In that event, any payment or distribution on account of the principal of or any premium or interest on the subordinated debt securities, whether in cash, securities or other property, other than securities of ours or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all senior indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment, which would otherwise, but for the subordination provisions, be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness under the priorities then existing among the holders until all senior indebtedness, including any interest thereon accruing after the commencement of any such proceedings has been paid in full.

     In the event of a proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest on the subordinated debt securities and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the subordinated debt securities and the other obligations.

     If any payment or distribution on account of the principal of or any premium or interest on the subordinated debt securities of any character, whether in cash, securities or other property, other than securities of ours or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment, or any security is received by the trustee or any holder of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the senior indebtedness is paid in full, the payment or distribution or security will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding under the priorities then existing among the holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all the senior indebtedness in full. (Subordinated Indenture, Section 1401).

     By reason of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and any holders of the subordinated debt securities having a claim under the subordinated debt securities may receive less, ratably, than our other creditors. The subordination will not prevent the occurrence of an event of default of the subordinated debt securities. "Events of default" are described below in the subsection "Events of Default."

The Effect of Our Corporate Structure on Our Payment of the Debt Securities.

     The debt securities are the obligations of Lowe's exclusively. Because our operations are currently conducted through subsidiaries, the cash flow and the consequent ability to service our debt, including the debt securities, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities. They have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make any funds available for our payment of any amounts due on the debt securities, whether by dividends, loans or other payments. In addition, our subsidiaries' payments of dividends and making of loans and advances to us may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and various business considerations.

     Although the Senior Indenture limits the incurrence of the indebtedness, as described above in the subsection "Covenants Applicable to Our Senior Debt Securities," the debt securities will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right of ours to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated to any security interests in the subsidiary's assets and any of the subsidiary's indebtedness senior to that which we hold.

No Restriction on Sale or Issuance of Stock of Subsidiaries.

     The indentures contain no covenant that we will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of our subsidiaries. They also do not prohibit any subsidiary from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, the subsidiary's voting stock.

Consolidation, Merger and Sale of Assets.

     Without the consent of the holders of any of the outstanding debt securities, we may consolidate or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety, to any corporation organized under the laws of any domestic jurisdiction, as long as:

     . the successor corporation assumes our obligations on the debt securities and under the indentures;

     . after giving effect to the transaction no event of default, and no event that, after notice or become an event of default, has occurred and is continuing; and

     .    other conditions described in the indentures are met. (Section 801).

Events of Default.

     The following are "events of default" with respect to debt securities of any series:

     . default for 30 days in payment when due of any interest on any debt security of the series or any additional amount payable with respect to debt securities of the series as specified in the applicable prospectus supplement;

     . default in payment when due of principal, premium, if any, or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of the series;

     . default for 60 days after notice from the applicable trustees or from the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, in the performance of any other agreement in the debt securities of the series, in the indentures or in any supplemental indenture or board resolution referred to in the notice under which the debt securities of the series may have been issued;

     . default in the payment of principal when due or resulting in acceleration of other indebtedness of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million and the acceleration is not rescinded or annulled within ten days after written notice of the default to us or to us and the trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, as long as the event of default will be cured or waived if the default that resulted in the acceleration of the other indebtedness is cured or waived or the indebtedness is discharged; and

     . events of bankruptcy, insolvency or reorganization of Lowe's more fully described in the indentures.

(Section 501).

     The prospectus supplement will describe any additional events of default that may be added to the indenture for a particular series of debt securities (Section 301). No event of default with respect to a particular series of debt securities issued under the indentures necessarily constitutes an event of default with respect to any other series of debt securities issued under the indentures.

     The indentures provide that the trustee for any series of debt securities will, within ninety days after the occurrence of a default with respect to debt securities of the series, give to the holders of those debt securities notice of all uncured defaults known to it, provided that:

     . except in the case of default in payment on the debt securities of the series, the trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the holders of the debt securities of that series, and

     . no notice of a default made in the performance of any covenant or a breach of any warranty contained in the indentures will be given until at least 60 days after the occurrence thereof.

"Default" means any event that is, or, after notice or passage of time or both, would be, an event of default. (Section 602).

     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the principal amount (or, if the debt securities of the series are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of the series to be due and payable immediately. At any time after making a declaration of acceleration with respect to debt securities of any series, but before obtaining a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of the series may, in some circumstances, rescind and annul the acceleration. (Section 502).

     The indentures provide that, except for the duty of the trustees in the case of an event of default to act with the required standard of care, the trustees will be under no obligation to exercise any of these rights or powers under the indentures at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustees. (Sections 601 and 603). Except as limited by the provisions for the indemnification of the trustees, the holders of a majority in aggregate principal amount of the outstanding debt securities of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees with respect to the debt securities of the series. (Section 512).

     We are required to furnish annually to the trustees a statement as to our performance of some of our obligations under the indentures and as to any default in our performance. (Section 1005).

Global Securities.

     We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depositary bank or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depositary bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement. (Section 303).

     The prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depositary bank for the global security, the depositary bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as "participants," that have accounts with the depositary bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

     Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depositary bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.

     The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.

     So long as the depositary bank for a global security or its nominee is the registered owner of the global security, the depositary bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

     . will not be entitled to have debt securities of the series represented by the global security registered in their names,

     . will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form, and

     . will not be considered the holders thereof for any purposes under the indenture.

Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the indenture. The indenture provides that the depositary bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture. (Section 104).

     We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depositary bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depositary bank or its nominee will be made to the depositary bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. (Section 308).

     We expect that the depositary bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.

     If the depositary bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depositary bank and we do not appoint a successor depositary bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in the event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities. (Section 305).

     Further, at our discretion, an owner of a beneficial interest in a global security representing debt securities of a series may, on terms acceptable to us and the depositary bank for the global security, receive debt securities of the series in definitive certificated form. Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form. (Section 305).

Modification and Waiver of the Indentures.

     We and the applicable Trustee may modify or amend the indentures with the consent of the holders of a majority in principal amount of the debt securities of all affected series. However, we must have the consent of the holders of all of the affected outstanding debt securities to:

     . change the stated maturity date of the principal of, or any installment of principal of, or premium, if any, or interest, if any, on, any debt security;

     . reduce the principal, premium, interest or amount payable on redemption of any debt security;

     . change the method of calculation of any premium, interest or amount payable on redemption of any debt security;

     . reduce the amount of principal of a debt security payable on acceleration of the maturity of the debt security;

     . change the place or currency of payment of principal of, or premium or interest on, any debt security;

     .    impair a holder's conversion rights;

     . impair a holder's right to institute suit for the enforcement of any payment on or with respect to any debt security; or

     . reduce the percentage in principal amount of the debt security, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with some of the provisions of the indentures or for waiver of some of the defaults.

(Sections 901 and 902).

     The holders of a majority in principal amount of the debt securities of all affected series may, on behalf of the holders of all the debt securities, waive:

     . our compliance with some of the restrictive provisions of the indentures, and

     . any past default under the indentures with respect to the debt securities.

They may not waive:

     . a default in the payment of the principal of, or premium or interest on, any debt security, or

     . a provision that, under the indentures, requires the consent of the holders of all of the affected outstanding debt securities for modification or amendment.

(Section 513).


Regarding the Trustees.

     Bank One, N.A. (formerly known as The First National Bank of Chicago) is the trustee under the Senior Indenture. Notice to the senior trustee should be directed to:

                            Corporate Trust Office
                               1 Bank One Plaza
                                Suite IL1-0126
                         Chicago, Illinois 60670-0126
                  Attention:  Corporate Trust Administration.

     The Bank of New York is the trustee under the Subordinated Indenture. Notice to the subordinated trustee should be directed to:

                            Corporate Trust Office
                              101 Barclay Street
                           New York, New York 10007.

                      DESCRIPTION OF OUR PREFERRED STOCK

General.

     The following is a summary of some of the important terms of our preferred stock. You should review the applicable North Carolina law and our Restated and Amended Charter and Bylaws for a more complete description of our preferred stock.

     Our Charter authorizes us to issue 5,000,000 shares of preferred stock. We may amend our Charter from time to time to increase the number of authorized shares of preferred stock. Any amendment requires the approval of the holders of a majority of the outstanding shares of common stock and the approval of the holders of a majority of the outstanding shares of all series of preferred stock voting together as a single class without regard to series. As of the date of this prospectus, we had no shares of preferred stock outstanding.

     The Board of Directors is authorized to designate with respect to each new series of preferred stock:

     .    the number of shares in each series;

     .    the dividend rates and dates of payment;

     .    voluntary and involuntary liquidation preferences;

     .    redemption prices;

     . whether dividends will be cumulative and, if cumulative, the date or dates from which they will be cumulative;

     . the sinking fund provisions, if any, for redemption or purchase of shares;

     . the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for, or the rights to purchase, shares of any other class or series; and

     .    the voting rights, if any.

     We will pay dividends and make distributions in the event of our liquidation, dissolution or winding up first to holders of our preferred stock and then to holders of our common stock. The Board of Directors' ability to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of common stock and, under some circumstances, may discourage an attempt by others to gain control of us.

     The prospectus supplement relating to each series of the preferred stock will describe the following terms:

     .    title and stated value of the series;

     .    the number of shares in the series;

     . the dividend payment dates and the dividend rate or method of determination or calculation of the terms applicable to the series;

     .    applicable redemption provisions, if any;

     .    sinking fund or purchase fund provisions, if any;

     . the fixed liquidation price and fixed liquidation premium, if any, applicable to the series;

     . the rate or basis of exchange or conversion into other securities or method of determination thereof applicable to the series, if any;

     .    the conversion rights, if any;

     .    applicable voting rights; and

     .    any other applicable terms.


Redemption.

     A series of preferred stock may be redeemable, in whole or in part, at our option. In addition, the series' redemption may be mandatory under a sinking fund. In each case, the prospectus supplement will describe the terms, times and redemption policies of the series.

     The prospectus supplement relating to a series of preferred stock that is mandatorily redeemable will specify the number of shares of the series of preferred stock that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

     If we redeem fewer than all the outstanding shares of any series of preferred stock, whether by mandatory or optional redemption, the selection of the shares to be redeemed will be determined by lot or pro rata as may be determined by the Board of Directors or its duly authorized committee, or by any other method the Board of Directors or its committee determines to be equitable. From and after the date of redemption, unless we default in providing for the payment of the redemption price, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders will cease, except their right to receive the redemption price.


Conversion Rights; No Preemptive Rights.

     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of our preferred stock. The preferred stock will have no preemptive rights.

Dividend Rights.

     The holders of the preferred stock of each series will be entitled to receive, if and when declared payable by the Board of Directors, out of assets available therefor, dividends at, but not exceeding, the dividend rate for the series, which may be fixed or variable, payable at such intervals and on the dates as described in the Board of Directors' resolution creating the series. If the intervals and dividend payment dates will vary from time to time for the series, the resolution will describe the method by which the intervals and the dates will be determined. Dividends on preferred stock will be paid before any dividends, other than a dividend payable in common stock, may be paid upon or set apart for any shares of capital stock ranking junior to the preferred stock in respect of dividends or liquidation rights, which is referred to in this prospectus as "stock ranking junior to the preferred stock".


Voting Rights.

     Except as indicated below or in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by the laws of the State of North Carolina or other applicable law, the holders of the preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, each share will be entitled to one vote on matters on which holders of the series of the preferred stock are entitled to vote.

     However, as more fully described below in the subsection entitled "Depositary Shares," if we elect to issue depositary shares representing a fraction of a share of preferred stock, each depositary share will, in effect, be entitled to a fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of the series, on matters on which holders of the series and holders of other series of preferred stock are entitled to vote as a single class, will depend on the number of shares in the series, not the aggregate liquidation preference or initial offering price of the shares of the series of preferred stock.

     In addition to the foregoing voting rights, under the North Carolina Business Corporation Act as now in effect, the holders of preferred stock will have the voting rights described in the above subsection entitled "General" with respect to amendments to our Charter that would increase the number of authorized shares of our preferred stock.


Liquidation Rights.

     In the event of our liquidation, dissolution or winding up, the holders of preferred stock will be entitled to receive, for each share thereof, the fixed liquidation or stated value for the respective series together in all cases with all dividends accrued or in arrears on the preferred stock, before any distribution of the assets will be made to the holders of any stock ranking junior to the preferred stock, such as our common stock. If the assets distributable among the holders of preferred stock would be insufficient to permit the payment of the full preferential amounts fixed for all series, then the distribution will be made among the holders of each series ratably in proportion to the full preferential amounts to which they are each entitled.

Depositary Shares.

  General.

     We may, at our option, elect to offer fractional, rather than full, shares of preferred stock. In the event we exercise the option, we will issue to the public receipts for depositary shares. Each receipt will represent a fraction of a share of a particular series of preferred stock as described below and in the applicable prospectus supplement.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The deposit agreement may provide that each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby, including dividend, voting, redemption and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock. If depositary shares are issued, copies of the forms of deposit agreement and depositary receipt will be incorporated by reference in the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to those documents.

     Pending the preparation of definitive engraved depositary receipts, the depositary bank may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

  Withdrawal of Preferred Stock.

     Upon surrender of the depositary receipts to the depositary bank, the owner of the depositary shares is entitled to delivery of the number of whole shares of preferred stock represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary bank will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. The depositary bank will not distribute fractional shares of preferred stock or cash instead of the fractional shares. Consequently, a holder of a depositary receipt representing a fractional share of preferred stock would be able to liquidate his position only by sale to a third party in a public trading market transaction or otherwise, unless the depositary shares are redeemed by us or converted by the holder.

  Dividends and Other Distributions.

     The depositary bank will distribute all cash dividends or other cash distributions that it receives on the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of the depositary shares owned by the holders.

     In the event of a distribution other than in cash, the depositary bank will distribute property that it receives to the record holders of depositary shares entitled to the property. However, if the depositary bank determines that it is not feasible to make the distribution, the depositary bank may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

  Redemption of Depositary Shares.

     If a series of preferred stock represented by depositary shares is redeemable, the depositary shares will be redeemed from the proceeds that the depositary bank receives resulting from the redemption, in whole or in part, of the series of preferred stock that the depositary bank holds. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary bank, the depositary bank will redeem as of the same redemption date the number of depositary shares representing the shares of redeemed preferred stock. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary bank may determine.

  Voting the Preferred Stock.

     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary bank will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary bank as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary bank will endeavor, insofar as practicable, to vote the amount of preferred stock represented by the depositary shares under the instructions, and we will agree to take all action that the depositary bank deems necessary to enable the depositary bank to do so. The depositary bank may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

  Amendment and Termination of the Depositary Agreement.

     At any time, we may agree with the depositary bank to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding has approved the amendment. We or the depositary bank may terminate the deposit agreement only if:

     .    all outstanding depositary shares have been redeemed, or

     . there has been a final distribution on the preferred stock in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of depositary receipts.

  Charges of Depositary Bank.

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary bank in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and the other charges, including any fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement for their accounts.

  Miscellaneous.

     The depositary bank will forward to holders of depositary receipts all required reports and communications from us that are delivered to the depositary bank.

     Neither we nor the depositary bank will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing the obligations under the deposit agreement. Those obligations will be limited to performance in good faith of the duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary bank may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary Bank.

     The depositary bank may resign at any time by delivering to us notice of its election to do so. We may remove the depositary bank at any time. Any resignation or removal will take effect upon the appointment of a successor depositary bank and its acceptance of the appointment. The successor depositary bank must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


Miscellaneous.

     The preferred stock, when issued in exchange for full consideration, will be fully paid and nonassessable.


                        DESCRIPTION OF OUR COMMON STOCK


General.

     The following is a summary of some of the terms of our common stock. For a more complete description of our common stock, you should review the applicable North Carolina law, our Charter and Bylaws, and the Amended and Restated Rights Agreement, dated December 2, 1999, between us and Equiserve Trust Company, N.A., as rights agent.

     Our Charter authorizes us to issue 1,400,000,000 shares of common stock. As of December 29, 2000, we had approximately 383,412,356 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive dividends when our Board of Directors declares them out of funds legally available therefor. Dividends may be paid on the common stock only if all dividends on any outstanding preferred stock have been paid or provided for.

     The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive or conversion rights, and we may not make further calls or assessments on our common stock.

     In the event of our voluntary or involuntary dissolution, liquidation or winding up, holders of common stock are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of preferred stock, if any, all of our remaining assets available for distribution.

     Directors are elected by a vote of the holders of common stock. Holders of common stock are not entitled to cumulative voting rights.

     Equiserve Trust Company, N.A. of Boston, Massachusetts, acts as the transfer agent and registrar for the common stock.


Preferred Share Purchase Rights.

     In 1998, under our Shareholder Rights Plan, we distributed as a dividend one right for each outstanding share of common stock. Each right entitles the holder to buy one one-thousandth of a share of Participating Cumulative Preferred Stock, Series A, at an exercise price of $152.50, which we may adjust at a later time.

     The rights will become exercisable only if a person or group acquires or announces a tender offer for 15% or more of our outstanding common stock. When exercisable, we may issue a share of common stock in exchange for each right other than those held by the person or group. If a person or group acquires 30% or more of the outstanding common stock, each right will entitle the holder, other than the acquiring person, upon payment of the exercise price, to acquire preferred stock or, at our option, common stock, having a value equal to twice the right's exercise price. If we are acquired in a merger or other business combination or if 50% of our earnings power is sold, each right will entitle the holder, other than the acquiring person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the right.

     The rights will expire on September 9, 2008, and may be redeemed by us at a price of $.001 per right at any time before the tenth day after an announcement that a 15% position has been acquired.

     Until a person or group acquires or announces a tender offer for 15% or more of the common stock:

     . the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, and

     . the surrender for transfer of any certificate for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificate.

Rights may not be transferred, directly or indirectly:

     . to any person or group that has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the rights, referred to as an "acquiring person;"

     . to any person in connection with a transaction in which such person becomes an acquiring person; or

     .    to any affiliate or associate of an acquiring person.

Any right that is the subject of a purported transfer to an acquiring person will be null and void.

     The rights may have some anti-takeover effects. The rights will cause substantial dilution to a person or group that acquires more than 15% of the outstanding shares of our common stock if some events thereafter occur without the rights having been redeemed. However, the rights should not interfere with any merger or other business combination approved by the Board of Directors and the shareholders because the rights are redeemable in some circumstances.


Change of Control Provisions.

     Some provisions of our Charter and of North Carolina law govern the rights of holders of common stock with the intention of affecting any attempted change of control of Lowe's.

  Board of Directors.

     Our Charter classifies the Board of Directors into three separate classes, with the term of one-third of the directors expiring at each annual meeting. Removal of a director requires the affirmative vote of 70% of outstanding voting shares. These provisions make it more difficult for holders of our common stock to gain control of the Board of Directors.

  Fair Price Provisions.

     Provisions of our Charter, which we will refer to as the "fair price provisions," limit the ability of an interested shareholder to effect some transactions involving us. An "interested shareholder" is one who beneficially owns 20% or more of our outstanding voting shares.

     Unless the fair price provisions are satisfied, an interested shareholder may not engage in a business combination, which includes a merger, consolidation, share exchange or similar transaction, involving us unless approved by 70% of our outstanding voting shares. In general, the fair price provisions require that an interested shareholder pay shareholders the same amount of cash or the same amount and type of consideration paid by the interested shareholder when it initially acquired our shares.

     The fair price provisions are designed to discourage attempts to acquire control of us in non-negotiated transactions utilizing two-tier pricing tactics, which typically involve the accumulation of a substantial block of the target corporation's stock followed by a merger or other reorganization of the acquired company on terms determined by the purchaser. Due to the difficulties of complying with the requirements of the fair price provisions, the fair price provisions generally may discourage attempts to obtain control of us.

  North Carolina Shareholder Protection Act.

     The North Carolina Shareholder Protection Act requires the affirmative vote of 95% of our voting shares to approve a business combination with any person that beneficially owns 25% of the voting shares of the corporation unless the "fair price" provisions of the Act are satisfied. The statute's intended effect is similar to the fair price provisions of our Charter.


                          DESCRIPTION OF OUR WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue the warrants independently or together with any other offered securities, and they may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     If we issue warrants, copies of the forms of the warrant agreement and the certificate evidencing the warrants will be incorporated by reference in the registration statement of which this prospectus is a part. You should refer to those documents for a more complete description of the warrants.

     The applicable prospectus supplement may describe the following terms of the warrants:

     .    the title of the warrants;

     .    the aggregate number of the warrants;

     .    the price or prices at which the warrants will be issued;

     . the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

     . the designation and terms of the offered securities with which the warrants are issued and the number of the warrants issued with each security;

     . if applicable, the date on and after which the warrants and the related securities may be separately transferable;

     . the price at which the securities purchasable upon exercise of the warrants may be purchased;

     . the date on which the right to exercise the warrants will commence and the date on which the right will expire;

     . the minimum or maximum amount of the warrants that may be exercised at any one time;

     .    information with respect to book-entry procedures, if any;

     .    a discussion of material federal income tax considerations; and

     . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.


Description of Currency Warrants.

     We may issue (either separately or together with other offered securities) currency warrants (the "offered currency warrants"). We may issue the offered currency warrants:

     . in the form of currency put warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to purchase a designated amount of U.S. dollars for a designated amount of a specified foreign currency (a "base currency"),

     . in the form of currency call warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to sell a designated amount of U.S. dollars for a designated amount of a base currency, or

     . in another form as may be specified in the applicable prospectus supplement.

     A currency warrant will not require or entitle the owners to sell, deliver, purchase or take delivery of any base currency. The currency warrants will be issued under warrant agreements (each a "currency warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "currency warrant agent"), identified in the prospectus supplement.

     Because this section is a summary, it does not describe every aspect of the currency warrants and currency warrant agreement. We urge you to read the currency warrant agreement because it, and not this description, defines your rights as a holder of currency warrants. If we issue warrants, copies of the forms of the warrant agreement and the certificate evidencing the warrants will be incorporated by reference in the registration statement of which this prospectus is a part. You should refer to those documents for a more complete description of the warrants.

General.

     You should read the prospectus supplement for the terms of the offered currency warrants, including the following:

     .    The title and aggregate number of the currency warrants.

     .    The material risk factors relating to the currency warrants.

     . Whether the currency warrants will be currency put warrants, currency call warrants, both puts and calls or otherwise.

     . The formula for determining the cash settlement value, if applicable, of each currency warrant.

     . The procedures and conditions relating to the exercise of the currency warrants.

     . The date on which the right to exercise the currency warrants will commence and the date (the "currency warrant expiration date") on which this right will expire.

     . The circumstances, in addition to their automatic exercise upon the currency warrant expiration date, that will cause the currency warrants to be deemed to be automatically exercised.

     . Any minimum number of the currency warrants that must be exercised at any one time, other than upon automatic exercise.

     . Whether the currency warrants are to be issued with any other offered securities and, if so, the amount and terms of these other securities.

     .    Any other terms of the currency warrants.

     The prospectus supplement will also contain a discussion of the federal income tax considerations relevant to the offering.

     If currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar, will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration. The currency warrants are expected to be "out-of-the-money" (i.e., the cash settlement value will be zero) when initially sold and will be "in-the-money" (i.e., their cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the price determined for the base currency in the prospectus supplement (the "strike price") or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent one U.S. dollar is worth less than the strike price.

     "Cash settlement value" on an exercise date (as this term will be defined in the prospectus supplement) is an amount that is the greater of:

     .    zero, and

     . the amount computed, in the case of currency put warrants, by subtracting from a constant or, in the case of currency call warrants, by subtracting the constant from, an amount equal to the constant multiplied by a fraction, the numerator of which is the strike price and the denominator of which is the spot exchange rate of the base currency for U.S. dollars on the exercise date (the "spot rate"), as the spot rate is determined pursuant to the currency warrant agreement.

Information concerning the historical exchange rates for the base currency will be included in the prospectus supplement.

     There will be a time lag between the time that an owner of currency warrants gives instructions to exercise the currency warrants and the time that the spot rate relating to the exercise is determined, as described in the prospectus supplement.

     Currency warrants will be our unsecured contractual obligations and will rank on a parity with our other unsecured contractual obligations and with our unsecured and unsubordinated debt.


Book-Entry Procedures and Settlement.

     Unless otherwise provided in the prospectus supplement, each issue of currency warrants will be issued in book-entry form and represented by a single global currency warrant certificate, registered in the name of a depositary or its nominee. Owners will generally not be entitled to receive definitive certificates representing currency warrants. An owner's ownership of a currency warrant will be recorded on or through the records of the bank, broker or other financial institution that maintains the owner's account. In turn, the total number of currency warrants held by an individual bank, broker or other financial institution for its clients will be maintained on the records of the depositary. Transfer of ownership of any currency warrant will be effected only through the selling owner's brokerage firm. Neither the currency warrant agent nor we will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests of global currency warrant certificates or for maintaining, supervising or reviewing records relating to the beneficial ownership interests.

     The cash settlement value on exercise of a currency warrant will be paid by the currency warrant agent to the appropriate depositary participant. Each participant will be responsible for disbursing the payments to the beneficial owners of the currency warrants that it represents and to each bank, broker or other financial institution for which it acts as agent. Each bank, broker or other financial institution will be responsible for disbursing funds to the beneficial owners of the currency warrants that it represents.

     If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue currency warrants in definitive form, in exchange for the global currency warrant. In addition, we may at any time determine not to have the currency warrants represented by a global currency warrant and, in that event, will issue currency warrants in definitive form, in exchange for the global currency warrant. In either instance, an owner of a beneficial interest in the global currency warrant will be entitled to have a number of currency warrants equivalent to the beneficial interest registered in its name and will be entitled to physical delivery of the currency warrants in definitive form.

Exercise of Currency Warrants.

     Unless otherwise provided in the prospectus supplement, each currency warrant will entitle the owner to the cash settlement value of the currency warrant on the applicable exercise date. If not exercised prior to a specified time on the fifth business day preceding the currency warrant expiration date, currency warrants will be automatically exercised on the currency warrant expiration date.

Listing.

     Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a pre-condition to the sale of any currency warrants, unless otherwise provided in the prospectus supplement. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the exchange, currency warrants not previously exercised will be automatically exercised on the date the delisting or permanent trading suspension becomes effective. The applicable currency warrant agreement will contain a covenant by us not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the applicable exchange.

Modifications.

     A currency warrant agreement and the terms of the currency warrants issued thereunder may be amended by the currency warrant agent and us, without the consent of the registered holders or beneficial owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the beneficial owners.

     The currency warrant agent and we also may modify or amend a currency warrant agreement and the terms of the currency warrants issued thereunder with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised currency warrants affected thereby, provided that no modification or amendment that decreases the strike price in the case of a currency put warrant, increases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose beneficial owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants, may be made without the consent of each beneficial owner affected thereby.

Enforceability of Rights by Holders; Governing Law.

     The currency warrant agent will act solely as our agent in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder thereof. The currency warrant agent will have no duty or responsibility in case of any default by us in the performance of our obligations under the currency warrant agreement or a currency warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us. Beneficial owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants. Except as may otherwise be provided in the prospectus supplement, each issue of currency warrants and the applicable currency warrant agreement will be governed by the laws of the State of New York.


Description of Indexed, Commodity and Other Warrants.

     We may issue (either separately or together with other offered securities) shelf warrants (the "offered shelf warrants"). Subject to compliance with applicable law, the offered shelf warrants may be issued for the purchase or sale of debt securities of, or guaranteed by, the United States, units of a stock index or stock basket or a commodity or a unit of a commodity index (collectively, "exercise items"). Shelf warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in the prospectus supplement. The shelf warrants will be issued under warrant agreements (each a "shelf warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "shelf warrant agent"), identified in the prospectus supplement.

     Because this section is a summary, it does not describe every aspect of the shelf warrants and shelf warrant agreement. We urge you to read the shelf warrant agreement because it, and not this description, defines your rights as a holder of shelf warrants. If we issue warrants, copies of the forms of the warrant agreement and the certificate evidencing the warrants will be incorporated by reference in the registration statement of which this prospectus is a part. You should refer to those documents for a more complete description of the warrants.

General.

     You should read the prospectus supplement for the terms of the offered shelf warrants, including the following:

     .    The title and aggregate number of the shelf warrants.

     .    The material risk factors relating to the shelf warrants.

     . The exercise items that the shelf warrants represent the right to buy or sell.

     . The procedures and conditions relating to the exercise of the shelf warrants.

     . The date on which the right to exercise the shelf warrants will commence and the date on which this right will expire.

     . The national securities exchange on which the shelf warrants will be listed, if any.

     .    Any other material terms of the shelf warrants.

     The prospectus supplement will also set forth information concerning any other securities offered thereby and will contain a discussion of the federal income tax considerations relevant to the offering.

     If the shelf warrants relate to the purchase or sale of debt securities of, or guaranteed by, the United States, it is currently expected that the shelf warrants will be listed on a national securities exchange. The prospectus supplement relating to the shelf warrants will describe the amount and designation of the debt securities covered by each shelf warrant, whether the shelf warrants provide for cash settlement or delivery of the shelf warrants upon exercise and the national securities exchange, if any, on which the shelf warrants will be listed.

     If the shelf warrants relate to the purchase or sale of a unit of a stock index or a stock basket, the shelf warrants will provide for payment of an amount in cash determined by reference to increases or decreases in the stock index or stock basket. It is currently expected that these shelf warrants will be listed on a national securities exchange. The prospectus supplement relating to the shelf warrants will describe the terms of the shelf warrants, the stock index or stock basket covered by the shelf warrants and the market to which the stock index or stock basket relates and the national securities exchange, if any, on which the shelf warrants will be listed.

     If the shelf warrants relate to the purchase or sale of a commodity or a unit of a commodity index, the shelf warrants will provide for cash settlement or delivery of the particular commodity or commodities. It is currently expected that these shelf warrants will be listed on a national securities exchange. The prospectus supplement relating to the shelf warrants will describe the terms of the shelf warrants, the commodity or commodity index covered by the shelf warrants and the market, if any, to which the commodity or commodity index relates and the national securities exchange, if any, on which the shelf warrants will be listed.

     Shelf warrant certificates:

     . may be exchanged for new shelf warrant certificates of different denominations,

     . if in registered form, may be presented for registration of transfer, and

     . may be exercised, at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement.

     Shelf warrants may be issued in the form of a single global shelf warrant certificate registered in the name of the nominee of the depositary of the shelf warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates selected by us, for an interest in a global shelf warrant certificate, as set forth in the applicable prospectus supplement. Prior to the exercise of their shelf warrants, holders thereof will not have any rights under the warrants:

     . to purchase or sell any debt securities of, or guaranteed by, the United States or to receive any settlement value therefor,

     . to purchase or sell any commodities or to receive any settlement therefor, or

     . to receive any settlement value in respect to any unit of a commodity index or stock index or stock basket.

Exercise of Shelf Warrants.

     Each offered shelf warrant will entitle the holder to purchase or sell such amount of debt securities of, or guaranteed by, the United States at the exercise price, or receive the settlement value in respect of a stock index, stock basket, commodity or commodity index, as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the shelf warrants or as otherwise set forth in the prospectus supplement. Shelf warrants may be exercised at any time on the dates set forth in the prospectus supplement relating to the shelf warrants or as may be otherwise set forth in the prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, after the close of business on the applicable expiration date (as that date may be extended by us), unexercised shelf warrants will be void.

     Unless otherwise provided in the prospectus supplement, offered shelf warrants may be exercised by delivery of a properly completed shelf warrant certificate to the shelf warrant agent and, if required and if the shelf warrant does not provide for cash settlement, payment of the amount required to purchase the exercise items purchasable upon exercise. Shelf warrants will be deemed to have been exercised upon receipt of the shelf warrant certificate and any payment, if applicable, at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement and we will, as soon as practicable thereafter, buy or sell the debt securities of, or guaranteed by, the United States or pay the settlement value therefor. If fewer than all of the shelf warrants represented by the shelf warrant certificate are exercised, a new shelf warrant certificate will be issued for the remaining shelf warrants. The holder of an offered shelf warrant will be required to pay any tax or other governmental charge that may be imposed.

Modifications.

     A shelf warrant agreement and the terms of the shelf warrants issued thereunder may be amended by the shelf warrant agent and us, without the consent of the holders or the owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, for the purpose of appointing a successor depositary, for the purpose of issuing shelf warrants in definitive form, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the owners.

     The shelf warrant agent and we also may modify or amend a shelf warrant agreement and the terms of the shelf warrants issued thereunder with the consent of the owners of not less than a majority in number of the then outstanding unexercised shelf warrants affected thereby, provided that no modification or amendment that decreases the exercise price in the case of put warrants, increases the exercise price in the case of call warrants, shortens the period of time during which the shelf warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the shelf warrants or reduces the number of outstanding shelf warrants the consent of whose owners is required for modification or amendment of the shelf warrant agreement or the terms of the shelf warrants, may be made without the consent of each owner affected thereby.

Risk Factors Relating to the Shelf Warrants.

     The shelf warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable exercise item, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the shelf warrants and will be more fully described in the prospectus supplement.


       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of either class or both classes of Common Stock at a future date or dates. The price per share of Common Stock and number of shares of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units, consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.


                PLAN OF DISTRIBUTION OF THE OFFERED SECURITIES

     The offered securities may be sold for public offering to underwriters or dealers, which may be a group of underwriters represented by one or more managing underwriters, or through the firms or other firms acting alone or through dealers. We may also sell the offered securities directly or through agents to investors. The prospectus supplement will contain the names of any agents, dealers or underwriters involved in the sale of the offered securities described in this prospectus, the applicable agent's commission, dealer's purchase price or underwriter's discount and our net proceeds.

     The prospectus supplement will describe any underwriting compensation that we pay to underwriters or agents in connection with the offering of offered securities and any discounts, concessions or commissions that the underwriters allow to participating dealers. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of the Securities Act. In addition, any discounts and commissions that the underwriters receive and any profit that they realize on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     If any underwriters are utilized in the sale of the offered securities, we will execute an underwriting agreement with the underwriters at the time an agreement for the sale is reached. The underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities if any are purchased. In connection with the sale of offered securities, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent.

     The underwriters may sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Under the underwriting agreements, underwriters, dealers and agents who participate in the distribution of the offered securities, may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the underwriters, dealers or agents may be required to make. The underwriters of an underwritten offering of offered securities will be listed in the prospectus supplement relating to an offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be listed on the cover of the prospectus supplement.

     If indicated in an applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers from some institutions to purchase our offered securities at the public offering price given in the prospectus supplement under "Delayed Delivery Contracts" providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold under the contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that:

     . the purchase by an institution of the offered securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

     . if the offered securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the offered securities less the principal amount covered by contracts.

Agents and underwriters will have no responsibility in respect of the delivery or performance of the contracts.

     Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries and the trustees in the ordinary course of business.

     The offered securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the offered securities.


                                 LEGAL MATTERS

     The validity of the offered securities will be passed upon for us by Hunton & Williams, Richmond, Virginia.


                                    EXPERTS

     The financial statements incorporated in this prospectus by reference from Lowe's Annual Report on Form 10-K for the fiscal year ended January 28, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended April 28, 2000 and April 30, 1999, July 28, 2000 and July 30, 1999, and October 27, 2000 and October 29, 1999 which is incorporated by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended April 28, 2000, July 28, 2000 and October 27, 2000 and incorporated by reference, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

================================================================================
     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of those documents.

                             ____________________


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS...................................................      2
WHERE YOU CAN FIND MORE INFORMATION.....................................      2
INCORPORATION OF INFORMATION FILED WITH THE SEC.........................      2
WARNING REGARDING FORWARD-LOOKING STATEMENTS............................      4
THE COMPANY.............................................................      5
USE OF PROCEEDS.........................................................      5
RATIO OF EARNINGS TO FIXED CHARGES......................................      6
DESCRIPTION OF OUR DEBT SECURITIES......................................      6
DESCRIPTION OF OUR PREFERRED STOCK......................................     20
DESCRIPTION OF OUR COMMON STOCK.........................................     25
DESCRIPTION OF OUR WARRANTS.............................................     28
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS........     36
PLAN OF DISTRIBUTION OF THE OFFERED SECURITIES..........................     36
LEGAL MATTERS...........................................................     38
EXPERTS.................................................................     38

                             ____________________


================================================================================


                                $1,500,000,000




                                    [LOGO]



                                  Securities







--------------------------------------------------------------------------------
                                  PROSPECTUS
--------------------------------------------------------------------------------






                                    , 2001

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

Securities and Exchange Commission registration fee    $  375,000
Blue Sky fees and expenses                                 15,000
Legal fees                                                200,000
Accounting fees                                            75,000
Rating agency fees                                        750,000
Trustee fees                                               10,000
Printing, engraving and postage expenses                  150,000
Miscellaneous expenses                                     50,000
                                                       ----------
Total                                                  $1,625,000
                                                       ==========


Item 15.  Indemnification of Directors and Officers

     Article IV of the Company's Bylaws provides that the Company will indemnify any person as an officer or director of the Company or as an officer, director, trustee or partner of another corporation, trust, partnership or employee benefit plan at the request of the Company, against any liability incurred in connection with any proceeding arising out of the service. To the extent that such person is successful on the merits or otherwise in defense of any such proceeding, the Company will indemnify him against expenses actually and reasonably incurred in such defense. No indemnification is available if, at the time of the activities that are the subject of the proceeding, the person knew or believed that the activities were clearly in conflict with the best interests of the Company. Further, Section 55-8-51 of the North Carolina Business Corporation Act provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him.

     The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Item 16.  Exhibits

4.1 --Amended and Restated Indenture, dated as of December 1, 1995, between the Company and Bank One, N.A., formerly known as The First National Bank of Chicago
4.2 --First Supplemental Indenture, dated as of February 23, 1999, to the Amended and Restated Indenture dated as of December 1, 1995 between the Company and Bank One, N.A., formerly known as First National Bank of Chicago (incorporated by reference to Exhibit 10.13 of the Company's Annual Report on Form 10-K dated April 19, 1999)
4.3 --Form of Subordinated Indenture between the Company and The Bank of New York (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-3 (File No. 333-14257) dated October 16, 1996)
4.4 --Amended and Restated Rights Agreement dated December 2, 1999 between the Company and Equiserve Trust Company, N.A. as Rights Agent (incorporated herein by reference to Exhibit 2 of Amendment No. 2 to the Company's Registration Statement on Form 8-A dated February 14, 2000, as amended by Exhibit 1 of Amendment No. 3 to the Company's Registration Statement on Form 8-A, dated March 2, 2000)
4.5  --Form of Deposit Agreement*
4.6  --Form of Deposit Receipt*
4.7  --Form of Warrant Agreement*
4.8  --Form of Warrant Certificate*
5    --Opinion of Hunton & Williams
12   --Statement re Computation of Ratios
15   --Letter of Deloitte & Touche LLP re Unaudited Interim Financial
          Information
23.1 --Consent of Deloitte & Touche LLP
23.2 --Consent of Hunton & Williams (included in Exhibit 5)
24   --Powers of Attorney of Directors and Officers of the Company (included on signature pages)
25.1 --Statement of Eligibility and Qualification on Form T-1 of Bank One, N.A., as the Trustee, under the Trust Indenture Act of 1939
25.2 --Statement of Eligibility and Qualification on Form T-1 of The Bank of New York as the Trustee, under the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 25.2 of the Company's Registration Statement on Form S-3 (File No. 333-14257) dated October 16, 1996)

_____________
*To be filed after effectiveness of this Registration Statement and incorporated by reference under a Report on Form 8-K.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement .

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) To file an application for the purpose of determining the eligibility of a trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Wilkes, State of North Carolina, on February 8, 2001.


                                    LOWE'S COMPANIES, INC.
                                    (Registrant)


                                    By: /s/ Robert L. Tillman
                                        ------------------------------------
                                        Robert L. Tillman, Chairman of the
                                        Board of Directors, President, Chief
                                        Executive Officer and Director

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2001. Each of the directors and/or officers of Lowe's Companies, Inc. whose signature appears below hereby appoints Robert
A. Niblock, Stephen A. Hellrung and Lathan M. Ewers, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all the things in their behalf in their capacities as officers and directors to enable Lowe's Companies, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

         Signature                         Title
         ---------                         -----


   /s/ Robert L. Tillman         Chairman of the Board of Directors, President,
--------------------------       Chief Executive Officer and Director
     Robert L. Tillman           (Principal Executive Officer)


  /s/ Robert A. Niblock          Senior Vice President and Chief Financial
--------------------------       Officer (Principal Financial Officer)
    Robert A. Niblock

/s/ Kenneth W. Black, Jr.        Senior Vice President and Chief Accounting
--------------------------       Officer (Principal Accounting Officer)
  Kenneth W. Black, Jr.

/s/ Leonard L. Berry, Ph.D.      Director
---------------------------
  Leonard L. Berry, Ph.D.


  /s/ Peter C. Browning          Director
--------------------------
    Peter C. Browning


     /s/ Paul Fulton             Director
--------------------------
       Paul Fulton


     /s/ Dawn Hudson             Director
--------------------------
       Dawn Hudson


  /s/ Robert A. Ingram           Director
--------------------------
    Robert A. Ingram


  /s/ Kenneth D. Lewis           Director
--------------------------
    Kenneth D. Lewis


 /s/ Richard K. Lochridge        Director
--------------------------
   Richard K. Lochridge


  /s/ Claudine B. Malone         Director
--------------------------
    Claudine B. Malone


  /s/ Thomas D. O'Malley         Director
--------------------------
    Thomas D. O'Malley


  /s/ Robert G. Schwartz         Director
--------------------------
    Robert G. Schwartz

                                 EXHIBIT INDEX


Exhibit
Number                      Exhibit            Page
------                      -------            ----

4.1 --Amended and Restated Indenture, dated as of December 1, 1995, between the Company and Bank One, N.A., formerly known as The First National Bank of Chicago
4.2 --First Supplemental Indenture, dated as of February 23, 1999, to the Amended and Restated Indenture dated as of December 1, 1995 between the Company and Bank One, N.A., formerly known as First National Bank of Chicago (incorporated by reference to Exhibit 10.13 of the Company's Annual Report on Form 10-K dated April 19, 1999)
4.3 --Form of Subordinated Indenture between the Company and The Bank of New York (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-3 (File No. 333-14257) dated October 16, 1996)
4.4 --Amended and Restated Rights Agreement dated December 2, 1999 between the Company and Equiserve Trust Company, N.A. as Rights Agent (incorporated herein by reference to Exhibit 2 of Amendment No. 2 to the Company's Registration Statement on Form 8-A dated February 14, 2000, as amended by Exhibit 1 of Amendment No. 3 to the Company's Registration Statement on Form 8-A, dated March 2, 2000)
4.5  --Form of Deposit Agreement*
4.6  --Form of Deposit Receipt*
4.7  --Form of Warrant Agreement*
4.8  --Form of Warrant Certificate*
5    --Opinion of Hunton & Williams
12   --Statement re Computation of Ratios
15   --Letter of Deloitte & Touche LLP re Unaudited Interim Financial
          Information
23.1 --Consent of Deloitte & Touche LLP
23.2 --Consent of Hunton & Williams (included in Exhibit 5)
24   --Powers of Attorney of Directors and Officers of the Company (included on signature pages)
25.1 --Statement of Eligibility and Qualification on Form T-1 of Bank One, N.A., as the Trustee, under the Trust Indenture Act of 1939
25.2 --Statement of Eligibility and Qualification on Form T-1 of The Bank of New York as the Trustee, under the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 25.2 of the Company's Registration Statement on Form S-3 (File No. 333-14257) dated October 16, 1996)

_____________
*To be filed after effectiveness of this Registration Statement and incorporated by reference pursuant to a Report on Form 8-K